Exhibit 10.1

STANDBY PURCHASE AGREEMENT

This STANDBY PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of June 24, 2014, by and among Meson Capital LP, a New York limited partnership (“Meson”), Walter M. Schenker, (“Schenker”, together with Meson, the “Standby Purchasers”), and Sevcon, Inc., a Delaware corporation (the “Company”).

WHEREAS, pursuant to a rights offering (the “Rights Offering”), the Company proposes to raise up to $10,000,000 by distributing, at no charge, to holders of the Company’s common stock, par value $0.10 per share (the “Common Stock”), on a record date (the “Record Date”) to be set by the Board of Directors of the Company (the “Board”), transferable rights (the “Rights”) to subscribe for and purchase shares of the Company’s Series A Preferred Stock, par value $0.10 per share (the “Preferred Stock”);

WHEREAS, each Right will entitle the holder to subscribe for shares of Preferred Stock in an amount and at a price per share (the “Subscription Price”) to be determined by the Board in its discretion (the “Basic Subscription Right”), and each holder of Rights who exercises in full his, her or its Basic Subscription Right will be entitled to subscribe for additional shares of Preferred Stock to the extent they are available, at the Subscription Price (the “Over-Subscription Right”); and

WHEREAS, in order to facilitate the Rights Offering, the Company has offered to the Standby Purchasers the opportunity, and the Standby Purchasers have agreed, to purchase in a private placement separate from the Rights Offering, at the Subscription Price and subject to the terms and conditions of this Agreement, any shares of Preferred Stock that are not issued in the Rights Offering pursuant to the stockholders’ exercise of their Basic Subscription Rights and Over-Subscription Rights (the “Unsubscribed Shares”) up to their respective Commitment Amounts set forth in Section 1(a) hereof (the “Standby Offering”).

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:

Section 1.	Standby Purchase Commitment.

(a)	Standby Purchase Commitments.

(i)            Subject to the terms and conditions of this Agreement, Meson hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Meson, Unsubscribed Shares at the Subscription Price per share for an aggregate amount equal to the difference between (i) one million dollars ($1,000,000) and (ii) the aggregate amount, if any, paid by Meson to the Company to subscribe for shares of Preferred Stock in the Rights Offering (the “Meson Commitment”).

(ii)          Subject to the terms and conditions of this Agreement, Schenker hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Schenker, Unsubscribed Shares at the Subscription Price per share for an aggregate amount equal to the difference between (i) one hundred and fifty thousand dollars ($150,000) and (ii) the aggregate amount, if any, paid by Schenker to the Company to subscribe for shares of Preferred Stock in the Rights Offering (the “Schenker Commitment”, together with the Meson Commitment, the “Commitment Amounts”).

(b)                Determination and Allocation of Unsubscribed Shares.  Following the expiration of the Rights Offering, the Company will determine the number of Unsubscribed Shares, if any, and will notify the Standby Purchasers in writing of the number of shares to be purchased by them, respectively, to satisfy the Commitment Amounts (the “Commitment Shares”), as applicable. The parties acknowledge that there may be insufficient Unsubscribed Shares available to satisfy the Standby Purchasers’ respective Commitment Amounts in full. If there are Unsubscribed Shares available, but the aggregate amount of such Unsubscribed Shares is insufficient to satisfy the full Commitment Amount of both Standby Purchasers, each Standby Purchaser agrees to purchase that number of the Unsubscribed Shares equal to the product obtained by multiplying (x) such Standby Purchaser’s Commitment Amount and (y) a fraction, the numerator of which is the number of Unsubscribed Shares available for purchase and the denominator of which is the aggregate Commitment Amount of both Standby Purchasers, with any fraction being rounded to the nearest whole share.

(c)                Closing.  The closing of the purchase and sale of the Commitment Shares (the “Closing”) shall take place at the offices of Edwards Wildman Palmer LLP, 111 Huntington Avenue, Boston, Massachusetts 02199, at 10:00 a.m. local time on the third business day following the closing of the Rights Offering, or such other place, time or date as may be determined by the parties hereto (the “Closing Date”). At the Closing, the Company shall deliver or cause to be delivered to each Standby Purchaser one or more certificates representing such Standby Purchaser’s Commitment Shares registered in the name of such Standby Purchaser or its nominee and each Standby Purchaser shall deliver to the Company, in cash or other immediately available funds, the aggregate Subscription Price for such Standby Purchaser’s Commitment Shares.

(d)               Withdrawal and Termination.  At any time before the Closing Date, the Company may in its sole discretion withdraw or terminate the Rights Offering or the Standby Offering,  in which case it will give notice in writing to the Standby Purchasers, who shall have no further obligations hereunder.

Section 2.             Representations and Warranties of the Standby Purchaser.  Each Standby Purchaser represents and warrants to the Company as follows:

(a)                 Restricted Securities.  Each Standby Purchaser understands that the Standby Offering has not been, and will not be, registered under the Securities Act of 1933 (the “Securities Act”) and, accordingly, that the Commitment Shares will be “restricted securities” under Securities and Exchange Commission (the “Commission”) Rule 144, the certificate(s) representing such shares will bear appropriate legends to that effect, and the Standby Purchaser must hold such shares indefinitely unless their disposition is registered with the Commission and qualified by applicable state authorities or exemptions from such registration and qualification are available.  Each Standby Purchaser acknowledges that the Company has no obligation to register or qualify any offering of Commitment Shares.

(c)                Information; Knowledge of Business; Financial Capacity.  Each Standby Purchaser, whether through its members and affiliates or otherwise, is familiar with the business in which the Company is engaged. Each Standby Purchaser (through its members and affiliates, if applicable) has knowledge and experience in financial and business matters, is familiar with the investments such as the Preferred Stock, is fully aware of the risks involved in making an investment of this type, and is capable of evaluating the merits and risks of this investment. Each Standby Purchaser acknowledges that, before executing this Agreement, it or its representatives have had the opportunity to ask questions of and receive answers or obtain additional information from a representative of the Company concerning the financial and other affairs of the Company.  Each Standby Purchaser has adequate capital and means of providing for current needs to sustain a complete loss of such Standby Purchaser’s investment in the Company.

(d)                Availability of Funds. Each Standby Purchaser has and will have available sufficient funds to pay such Standby Purchaser’s respective Commitment Amount as and when required hereunder.

(e)                 Investment Intent. Each Standby Purchaser is acquiring the Commitment Shares for its own account, with the intention of holding such shares for investment and with no present intention of participating, directly or indirectly, in a distribution of the shares.

(f)                  No Manipulation or Stabilization of Price; Regulation M Compliance. The Standby Purchasers have not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise, stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of any securities of the Company, and the Standby Purchasers are not aware of any such action taken or to be taken by any person. Without limiting the generality of the foregoing, the Standby Purchasers have not and will not bid for, purchase, or, pay any compensation for soliciting purchases of, any securities of the Company, or pay or agree to pay to any person any compensation for soliciting another to purchase any securities of the Company, in each case in violation of Regulation M under the Exchange Act.

Section 3.                     Representations and Warranties of Meson.  Meson represents and warrants to the Company as follows:

(a)                 Existence and Good Standing; Authority.  Meson is a limited partnership validly existing and in good standing under the laws of the State of New York and has all requisite power and authority to carry on its business as now conducted.

(b)                Authorization of Agreement; Enforceability.  This Agreement has been duly and validly authorized, executed and delivered by Meson. This Agreement is valid, binding and enforceable against Meson in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principals.

Section 4.                     Representations and Warranties of Schenker.  Schenker represents and warrants to the Company as follows:

(a)                Authorization of Agreement; Enforceability.  This Agreement has been duly and validly executed and delivered by Schenker. This Agreement is valid, binding and enforceable against Schenker in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principals.

Section 5.                    Representations and Warranties of the Company.  The Company represents and warrants to each Standby Purchaser as follows:

(a)                 Existence and Good Standing; Authority. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

(b)               Authorization of Agreement; Enforceability. This Agreement has been duly and validly authorized, executed and delivered by the Company. This Agreement is valid, binding and enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principals.

(c)                Due Authorization and Issuance of Shares. All of the shares of Preferred Stock to be issued pursuant to this Agreement will have been duly authorized for issuance before the Closing, and, when issued and distributed as set forth in the prospectus (the “Prospectus”) to be filed by the Company with the Commission in connection with the Rights Offering, will be validly issued, fully paid and non-assessable, and none of such shares of Preferred Stock will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company’s Restated Certificate of Incorporation, the Company’s By-laws, or any material agreement or instrument to which the Company is a party or by which it is bound.

(d)                No Conflicts. The Company is not in violation of its Restated Certificate of Incorporation or By-laws or in default under any agreement, indenture or instrument to which the Company is a party, the effect of which violation or default could reasonably be expected to have a material adverse effect on the Company, and the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with, or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of any agreement, indenture or instrument to which the Company is a party, which lien, charge or encumbrance could reasonably be expected to have a material adverse effect on the Company, or result in a violation of the Restated Certificate of Incorporation or By-laws of the Company or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company or any of its property, and, except as may be required by the Securities Act, the Exchange Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement.

Section 6.	Conditions to Closing.

(a)                Conditions to the Parties’ Obligations. The obligations of the Company and the Standby Purchasers to consummate the transactions contemplated hereunder in connection with the Standby Offering are subject to the fulfillment or waiver, on or before the Closing Date, of the following conditions:

(i)            the Rights Offering shall have been consummated in accordance with the terms and conditions described in the Prospectus; and

(ii)          no judgment, injunction, decree, regulatory proceeding or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the Standby Offering or the transactions contemplated by this Agreement.

(b)                Conditions to Company’s Obligations. The obligations of the Company to consummate the transactions contemplated hereunder in connection with the Standby Offering are subject to the fulfillment or waiver, on or before the Closing Date, of the following conditions:

(i)            the representations and warranties of the Standby Purchasers in Sections 2, 3 and 4 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made as of such date; and

(ii)          the Standby Purchasers shall have performed all of their obligations hereunder.

(c)          Conditions to the Standby Purchasers’ Obligations. The obligations of the Standby Purchasers to consummate the transactions contemplated hereunder in connection with the Standby Offering are subject to the fulfillment or waiver, before or on the Closing Date, of the following conditions:

(i)            the representations and warranties of the Company in Section 5 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made as of such date;

(ii)          the Company shall have performed all of its obligations hereunder; and

(iii)          the Company shall have received subscriptions in the Rights Offering for Preferred Stock having an aggregate purchase price of at least $4,000,000, not including any subscriptions by the Standby Purchasers.

Section 7.                     Survival. The representations and warranties of the parties contained in this Agreement or in any certificate delivered hereunder shall survive the Closing hereunder.

Section 8.                     Covenants.

(a)                SEC Filings. The Company agrees to advise the Standby Purchasers, as soon as reasonably practicable after the Company is advised or obtains knowledge thereof, with a confirmation in writing, of (i) the time when any amendment or supplement to the Prospectus has been filed, (ii) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding suspending the effectiveness of the Registration Statement relating to the Rights Offering (the “Registration Statement”) or any amendment thereto or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, (iii) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the shares of Preferred Stock for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for such purpose, (iv) the receipt of any comments from the Commission directed toward the Registration Statement or any document incorporated therein by reference, and (v) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. The Company shall use its commercially reasonable efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as possible.

(b)                Information About the Standby Purchasers. Each Standby Purchaser agrees to furnish to the Company all information with respect to such Standby Purchaser that may be necessary or appropriate and will ensure that any information furnished to the Company for the Prospectus by such Standby Purchaser does not contain any untrue statement of material fact or omit to state a material fact required to be stated in the Prospectus or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)                 Public Announcements. Neither Standby Purchaser shall issue any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby without the prior consent of the Company, which consent shall not be unreasonably withheld or delayed, except if such public announcement, statement or other disclosure is required by applicable law or applicable stock market regulations, in which case such Standby Purchaser shall consult in advance with respect to such disclosure with the Company to the extent reasonably practicable.

(d)                NASDAQ Listing. The Company shall use its best efforts to cause the shares of Common Stock issuable upon the conversion of the Preferred Stock to be listed on the NASDAQ Capital Market.

Section 9.	Termination.

(a)                By the Standby Purchasers. Either Standby Purchaser may terminate this Agreement, but only with respect to its own commitment, (i) upon the occurrence of a suspension of trading in the Common Stock by the NASDAQ Capital Market, any suspension of payments with respect to banks in the United States or a declaration of war or national emergency in the United States, or (ii) if the Company materially breaches its obligations under this Agreement and such breach is not cured within five business days following written notice to the Company.

(b)                By Company. The Company may terminate this Agreement (i) in the event the Company, in its reasonable judgment, determines that it is not in the best interests of the Company and its stockholders to proceed with the Rights Offering and/or the Standby Offering, (ii) if consummation of the Rights Offering and/or the Standby Offering is prohibited by applicable law, rules or regulations, or (iii) if either Standby Purchaser breaches its obligations under this Agreement and such breach is not cured within five business days following written notice to such Standby Purchaser.

(c)                Effect of Termination. The Company and the Standby Purchasers hereby agree that any termination of this Agreement pursuant to this Section 9 (other than termination by one party in the event of a breach of this Agreement by the other party or a misrepresentation of any of the statements made hereby by the other party), shall be without liability to the Company or the Standby Purchasers.

Section 10.                 Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (a) on the date delivered if delivered in person, (b) on the third business day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (c) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

If to the Company:

Sevcon, Inc.
Attn: Chief Financial Officer
155 Northboro Road
Southborough, MA 01772

With a copy (which shall not constitute notice to the Company) to:

Edwards Wildman Palmer LLP
Attn: Matthew C. Dallett
111 Huntington Avenue
Boston, MA 02199

If to either Standby Purchaser, to his or its respective address in the company’s records,

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 10.

Section 11.                Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Standby Purchasers and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 12.                Indemnification. To the fullest extent permitted by law, each Standby Purchaser hereby agrees to indemnify and hold harmless the Company, its affiliates, and their respective directors, officers and authorized agents from and against any and all losses, claims, damages, expenses and liabilities relating to or arising out of any breach of any representation, warranty, covenant or undertaking made by or on behalf of such Standby Purchaser in this Agreement.

Section 13.                  Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

Section 14.                 Amendments. This Agreement may be modified or amended only with the written consent of the Company, Meson and Schenker.

Section 15.                Severability. If any provision of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected.

Section 16.	Miscellaneous.

(a)                 Notwithstanding any term to the contrary herein, no person other than the Company or the Standby Purchasers shall be entitled to rely on and/or have the benefit of, as a third party beneficiary or under any other theory, any of the representations, warranties, agreements, covenants or other provisions of this Agreement.

(b)                 The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(c)                 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

(d)                 Neither Standby Purchaser shall assign this Agreement or any of its rights hereunder without the Company’s prior written consent.

(e)                Each party to this Agreement shall pay his, her or its own costs and expenses (including attorney fees) incurred in connection with the Rights Offering, the Standby Offering and the other transactions contemplated by this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each Standby Purchaser has executed this Agreement on and as of the date first set forth above.

STANDBY PURCHASERS:

MESON CAPITAL LP

By:	Meson Capital Partners, LLC
Its General Partner

By:	/s/ Ryan J. Morris
Ryan J. Morris, President

/s/ Walter M. Schenker
Walter M. Schenker

ACCEPTED AND AGREED:

SEVCON, INC.

By:	/s/ Matthew Boyle
Matthew Boyle
President and Chief Executive Officer

[Signature Page to Standby Purchase Agreement]